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                                                                    Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in this Registration Statement on Form S-8 of Bayou City Exploration, Inc. (formerly Blue Ridge Energy, Inc.) of our report dated March 11, 2005, which appears in the Annual Report on Form 10-KSB/A of Blue Ridge Energy, Inc. for the year ended December 31, 2004.


/s/ Carpenter, Mountjoy & Bressler PSC
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Carpenter, Mountjoy & Bressler, PSC
Louisville, KY 40202

November 30, 2005